                                                                    Exhibit 2.3

                              DATED 6 APRIL  2001
                              ___________________


             (1) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

                               (2) PREA, L.L.C.

                                      and

                 (3) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.




                  ____________________________________________

                           SHARE PURCHASE AGREEMENT
                                  IN RESPECT
                        OF SHARES IN THE SHARE CAPITAL
                  OF PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
                  ____________________________________________









                              CMS CAMERON MCKENNA
                            WARSAW FINANCIAL CENTER
                             UL. EMILII PLATER 53
                                00-113 WARSZAWA

                              T +48(0)22 520 5555
                              F +48(0)22 520 5556
                              CHW/RAFS/106594.01

THIS AGREEMENT is made on 6 April 2001

BETWEEN:

(1) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international financial institution established by an international treaty with its seat in London, England,hereinafter referred to as "EBRD" or the "SELLER" represented by Ms. Julia Gnezdilova, the proxy,

(2) PREA, L.L.C., a limited liability company incorporated under the laws of the State of Delaware, with its registered seat in Wilmington, Delaware, the United States of America, herinafter referred to as the "PURCHASER", represented by Mr. Gren Carr-Jones,

and

(3) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A., a joint-stock company with its seat in Warsaw at ul. Stawki 2, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 50879 hereinafter referred to as the "FUND" represented by Mr. James Glerum, under power of attorney.


The Seller, the Purchaser and the Fund shall be jointly referred to as the "PARTIES".

WHEREAS,

(A) The Seller holds 17,313 registered ordinary D Class Shares with a nominal value of PLN 100 each in the Fund numbered from 00001 to 17,313 (the "Shares").

(B) The Seller, together with all the other shareholders of the Fund except the Purchaser, has requested to exit as shareholder from the Fund by selling all its Shares to the Purchaser.

(C) Consequent upon the above, the Seller, the Purchaser and the Fund agree to terminate any agreements entered into between them as shareholders in the Fund, waiving and releasing any entitlements and obligations arising therefrom.

THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

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                             1.  SALE AND PURCHASE
          1.1. SUBJECT TO THE TERMS OF THIS AGREEMENT, THE SELLER SHALL SELL TO THE PURCHASER AND THE PURCHASER SHALL PURCHASE FROM THE SELLER THE SHARES.
          1.2. THE SHARES SHALL BE SOLD WITH THE BENEFIT OF ALL RIGHTS AND SUBJECT TO ALL OBLIGATIONS ATTACHING TO THEM AS AT THE DATE OF THIS AGREEMENT.
          1.3. THE SELLER WAIVES ALL RIGHTS OF PRE-EMPTION IN RESPECT OF THE SHARES IN THE FUND TO BE SOLD BY CADIM SERVOTECH B.V., VIENNA LEAS INTERNATIONAL S.A., TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A., AND FUNDACJA NA RZECZ NAUKI POLSKIEJ TO THE PURCHASER PURSUANT TO AN AGREEMENT BETWEEN CADIM SERVOTECH B.V., VIENNA LEAS INTERNATIONAL S.A., TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A., FUNDACJA NA RZECZ NAUKI POLSKIEJ, THE PURCHASER AND THE FUND, WHETHER UNDER THE STATUTE OF THE FUND, ANY AGREEMENT BETWEEN THE SHAREHOLDERS IN THE FUND OR OTHERWISE.

                             2.  PRICE AND PAYMENT
          2.1. THE SELLER TRANSFERS ALL OF THE SHARES TO BE SOLD BY IT UNDER THIS AGREEMENT FOR US $500,000 (THE "Price").
          2.2. THE PRICE SHALL BE DUE AND PAYABLE TO THE SELLER AT COMPLETION (AS DEFINED BELOW).
          2.3. ANY PAYMENTS UNDER THIS AGREEMENT SHALL BE MADE IN UNITED STATES DOLLARS.

                                 3.  COMPLETION
          3.1. A COMPLETION MEETING SHALL TAKE PLACE ON 6 APRIL 2001 (OR SUCH EARLIER DATE ON WHICH ALL OF THE OBLIGATIONS IN Clause 3.2 HAVE BEEN FULFILLED) AT THE OFFICES OF CMS CAMERON MCKENNA IN WARSAW, 18TH FLOOR, UL. EMILII PLATER 53, WARSAW FINANCIAL CENTER ("Completion"). TO FACILITATE COMPLETION, CMS CAMERON MCKENNA (THE "Escrow Agent") OF 160 ALDERSGATE STREET, LONDON EC1A 4DD HAS AGREED TO ACT AS AN ESCROW AGENT ON THE TERMS OF A LETTER DATED 6 APRIL 2001 FROM THE ESCROW AGENT TO THE SELLER (THE "Escrow Letter") TO HOLD CERTAIN DOCUMENTS TO DELIVERED BY THE SELLER AT COMPLETION.
          3.2.  AT COMPLETION:
                2.3.1.18 3.2.1. the Seller shall endorse a statement of the transfer of the registered shares on the share certificate of the Shares and shall deliver, upon receipt of the Price in accordance with CLAUSE 3.4, the endorsed share certificate to the CMS Cameron McKenna Warsaw office under the terms of the Escrow Letter;

                2.3.1.19 3.2.2. a resolution of the Supervisory Board of the Fund shall be signed to ratify and approve the sale of the Shares by the Seller to the Purchaser pursuant to the terms of this Agreement and the Seller shall deliver the signed resolution to the Escrow Agent;

                2.3.1.20 3.2.3. each of the Seller, the Purchaser and the Fund shall execute the termination agreement set out in
                          SCHEDULE 1 and the Seller shall deliver the executed termination agreement to the Escrow Agent;

                2.3.1.21 3.2.4. the Purchaser shall procure that Harbor Global Company, Ltd. for itself and on behalf of its subsidiaries and affiliates, shall deliver to the Seller in the form of a letter a release from all obligations and liabilities (if any) (whether past, present or future) to Harbor Global Company, Ltd. and/or its subsidiaries and affiliates arising out of the Fund Documents, or in any way related to the Fund. For the purpose of this Agreement, the expression "FUND DOCUMENTS" shall have the definition given to it in the Subscription and Shareholders Agreement dated 27th October 1999 entered into between the Parties, Cadim Servotech B.V., Vienna Leas International S.A., Towarzystwo Obrotu Nieruchomosciami Agro S.A., Fundacja na Rzecz Nauki Polskiej, Pioneer Real Estate Advisors Poland Spolka z o.o. i Spolka Spolka Komandytowa, Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A.;

                2.3.1.22 3.2.5. the Seller shall deliver to the Escrow Agent duly executed and valid letters of resignation of any persons appointed or nominated by them, whether jointly or separately, to positions, if any, on the Management Board, the Supervisory Board and/or the Investment Committee of the Fund;

                2.3.1.23 3.2.6. the Price due to the Seller shall be paid by the Purchaser by way of electronic transfer to the bank account details of which have been notified to the Purchaser in writing;

                2.3.1.24 3.2.7. the Purchaser shall provide the Seller with a copy of a fax or letter from the Purchaser's bank confirming that the electronic transfer referred to in CLAUSE 3.2.6 has irrevocably been made to the bank account of the Seller (the details of such account to be stated in full in such fax or letter) and the Purchaser's account has been so debited.

          3.3. OWNERSHIP OF THE SHARES SOLD BY THE SELLER SHALL PASS TO THE PURCHASER (I) ON PAYMENT OF THE PRICE DUE TO THE SELLER IN ACCORDANCE WITH Clause 3.2.6 AND (II) UPON DELIVERY TO THE SELLER OF THE LETTER REFERRED TO IN Clause 3.2.4.
          3.4. FOR THE PURPOSE OF THIS AGREEMENT, PAYMENT OF THE PRICE SHALL BE DEEMED TO HAVE BEEN MADE BY THE PURCHASER WHEN THE BANK ACCOUNT OF THE SELLER HAS BEEN CREDITED WITH THE PRICE. THE SELLER SHALL PROMPTLY CONFIRM IN WRITING TO THE PURCHASER THAT THE PRICE HAS BEEN RECEIVED.

                         4.  DECLARATIONS AND RELEASES
          4.1. THE SELLER DECLARES WITH RESPECT TO THE SHARES SOLD BY IT THAT SUCH SHARES ARE FREE FROM ANY LEGAL DEFECTS, THE SHARES ARE PAID FOR, THAT THEY ARE OWNED BY THE SELLER AND ARE NOT ENCUMBERED WITH ANY THIRD PARTY RIGHTS.
          4.2. EACH OF THE PARTIES AGREES TO WAIVE ALL ITS RIGHTS, OBLIGATIONS AND CLAIMS (WHETHER PAST, PRESENT OR FUTURE) AGAINST THE OTHER PARTIES ARISING FROM ITS PARTICIPATION IN THE FUND. IN PARTICULAR, EACH OF THE PARTIES HEREBY IRREVOCABLY:

                2.3.1.25 4.2.1. releases the other Parties from all obligations and liabilities (whether past, present or future) arising out of the Fund Documents, or in any way related to the Fund;

                2.3.1.26 4.2.2. releases any third party (including, without limitation Pioneer Investment Management USA Inc. (formerly known as The Pioneer Group, Inc.), Harbor Global Company Ltd. and their respective subsidiaries, affiliates, employees, officers, directors, agents, representatives, successors and assigns) from all obligations and liabilities (whether past, present or future) arising out of the Fund Documents, or in any way related to the Fund; and

                2.3.1.27 4.2.3. waives any sums due, entitlements or other rights it may have (whether past, present or future) under the Fund Documents or in any way related to the Fund (save as provided for in this Agreement).

                                  5.  GENERAL
          5.1. THE PARTIES SHALL EXECUTE ANY DOCUMENTATION ACCEPTABLE TO THE SELLER WHICH MAY BE REQUIRED FOLLOWING COMPLETION TO GIVE EFFECT TO THE TERMS OF THIS AGREEMENT.
          5.2. STAMP DUTY (PODATEK OD CZYNNOSCI CYWILNOPRAWNYCH) DUE UNDER THIS AGREEMENT SHALL BE BORNE BY THE PURCHASER.
          5.3. EACH PARTY SHALL BEAR ITS OWN COSTS OF AND ASSOCIATED WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT.
          5.4. ANY NOTICE TO BE GIVEN UNDER THIS AGREEMENT SHALL BE IN WRITING AND DELIVERED TO THE ADDRESS OF EACH PARTY SET OUT AT THE HEAD OF THIS AGREEMENT OR TO SUCH OTHER ADDRESS AS A PARTY MAY NOTIFY THE OTHER PARTIES IN WRITING.

          5.5. ANY AMENDMENTS TO THIS AGREEMENT REQUIRE WRITTEN FORM, BEING NULL AND VOID OTHERWISE.
          5.6. THIS AGREEMENT HAS BEEN EXECUTED IN ENGLISH AND POLISH. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE PARTIES ON DIFFERENT COUNTERPARTS. IN CASE OF ANY DISCREPANCIES, THE ENGLISH VERSION SHALL PREVAIL. THIS AGREEMENT WILL BECOME EFFECTIVE WHEN THE LAST PARTY SIGNS THIS AGREEMENT.
          5.7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF POLAND.
          5.8. ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH CANNOT BE RESOLVED IN AN AMICABLE FASHION SHALL BE SETTLED BY AN ARBITRATION COURT SITTING IN LONDON, ENGLAND. THE ARBITRATION PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF ARBITRATION OF THE UNITED NATIONS COMMISSION ON INTERNATIONAL TRADE LAW (THE "UNCITRAL Arbitration Rules") IN FORCE AT THE TIME OF SUBMITTAL OF THE DISPUTE TO ARBITRATION. THE PROCEEDINGS SHALL BE CONDUCTED IN THE ENGLISH LANGUAGE. THERE SHALL BE ONE ARBITRATOR APPOINTED JOINTLY BY THE PARTIES. THE PRESIDENT OF THE LONDON COURT OF INTERNATIONAL ARBITRATION SHALL ACT AS THE APPOINTING AUTHORITY UNDER THE UNCITRAL ARBITRATION RULES IF THE PARTIES IN DISPUTE FAIL TO APPOINT THE ARBITRATOR JOINTLY WITHIN THE LIMITS SPECIFIED IN THE UNCITRAL ARBITRATION RULES.
          5.9. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ATTEMPT TO EXCLUDE THE JURISDICTION OF THE POLISH COURTS IN MATTERS AS TO WHICH, BY VIRTUE OF POLISH LAW, THEY HAVE EXCLUSIVE JURISDICTION.
          5.10. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WAIVER, RENUNCIATION OR OTHER MODIFICATION OF ANY IMMUNITIES, PRIVILEGES OR EXEMPTIONS OF EBRD ACCORDED UNDER THE AGREEMENT ESTABLISHING THE BANK, INTERNATIONAL CONVENTIONS OR ANY APPLICABLE LAW.

Signed by               /s/ Julia Gnezdilova
for and on behalf of    EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

Signed by               /s/ Gren Carr-Jones
for and on behalf of    PREA, L.L.C.

Signed by               /s/ James Glerum
for and on behalf of    PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.

                                  SCHEDULE 1
                           THE TERMINATION AGREEMENT

                           DATED         APRIL  2001
                           _________________________

             (1)  EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

                           (2)  CADIM SERVOTECH B.V.

                      (3)  VIENNA LEAS INTERNATIONAL S.A.

              (4)  TOWARZYSTWO OBROTU NIERUCHOMOS CIAMI AGRO S.A.

                     (5)  FUNDACJA NA RZECZ NAUKI POLSKIEJ

                   (6)  PIONEER REAL ESTATE ADVISORS POLAND
                   SPOLKA Z O.O. I SPOLKA SPOLKA KOMANDYTOWA

                               (7)  PREA, L.L.C.

                                      AND

                (8)  PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.
                    ________________________________________

                                   AGREEMENT
                       TO TERMINATE THE SUBSCRIPTION AND
                     SHAREHOLDERS' AGREEMENT IN RESPECT OF
                  PIONEER POLSKI FUNDUSZ NIERUCHOMOS CI S.A.
                    ________________________________________

                              CMS CAMERON MCKENNA
                            WARSAW FINANCIAL CENTER
                              UL. EMILII PLATER 53
                                00-113 WARSZAWA

                              T +48(0)22 520 5555
                              F +48(0)22 520 5556
                              CHW/RAFS/106594.01

THIS AGREEMENT is made on         April 2001

BETWEEN:

(1) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international financial institution established by an international treaty with its seat in London, England ("EBRD"), represented by Ms. Julia Gnezdilowa, the proxy;

(2) CADIM SERVOTECH B.V., a limited liability company incorporated under the laws of the Kingdom of the Netherlands with its seat in Amsterdam, the Netherlands, represented by Ms. Jamila Ladjimi;

(3) VIENNA LEAS INTERNATIONAL SPOLKA AKCYJNA, a joint-stock company with its seat in Bielsko-Biala, at ul. Strazacka 81, 43-382 Bielsko-Biala, registered in the Commercial Register maintained at the District Court of Bielsko-Biala, Commercial Registry Division, under no. RHB 4038, represented by Mr. Artur Firganek;

(4) TOWARZYSTWO OBROTU NIERUCHOMOS CIAMI AGRO SPOLKA AKCYJNA, a joint-stock company with its seat in Warsaw, Poland at Sielecka 22, 00-738 Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 51290, represented by Mr. Krzysztof Golebiowski as a member of the Board of Management and by Ms. Anna Wrzecionko;

(5) FUNDACJA NA RZECZ NAUKI POLSKIEJ, a foundation with its seat in Warsaw, Poland, registered in the Foundations Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RF 1057, represented by Mr. Mariusz Janowski, the proxy;

(6) PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O. I SPOLKA SPOLKA KOMANDYTOWA, a limited partnership with its seat in Warsaw, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHA 376, represented by Mr. Gren Carr-Jones as a member of the Management Board of PREA Poland Sp. z o.o. (General Partner);

(7) PREA, L.L.C., a limited liability company incorporated under the laws of the State of Delaware, with its registered seat in Wilmington, Delaware, the United States of America represented by Gren Carr-Jones. (the "PURCHASER");

and

(8) PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A., a joint stock company with its seat in Warsaw, Poland at ul. Stawki 2, registered in the Commercial Register maintained at the District Court of Warsaw, XVI Commercial Registry Division, under no. RHB 50879 (the "FUND"), represented by Mr. James Glerum under power of attorney;

together hereinafter referred to as the "PARTIES".

WHEREAS,

(A) On 27 October 1999 the Parties and Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. executed a Subscription and Shareholders' Agreement in respect of Pioneer Polski Fundusz Nieruchomosci S.A.

(B) Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. has, prior to the date of this Agreement, ceased to be a shareholder in the Fund.

(C) On 6 April 2001, the Purchaser entered into various agreements (the "SHARE PURCHASE AGREEMENTS") with all the other shareholders in the Fund pursuant to which the Purchaser agreed to acquire all the shares in the Fund which it did not already own.



THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

1. That, conditional upon all the parties to the Share Purchase Agreements performing all the obligations to be performed by them at Completion (as defined) of the Share Purchase Agreements, the Subscription and Shareholders' Agreement entered into between them and Pioneer Pierwsze Polskie Towarzystwo Funduszy Inwestycyjnych S.A. on October 27 1999 shall be terminated with immediate effect, save for clause 25 thereof (non-disclosure of information).

2. This Agreement may be signed by the Parties on any number of counterparts and by the Parties on different counterparts. This Agreement has been executed in English and in Polish. In the case of discrepancies, the English version shall prevail.

Signed by
for and on behalf of    EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

Signed by
for and on behalf of    CADIM SERVOTECH B.V.

Signed by
for and on behalf of    VIENNA LEAS INTERNATIONAL S.A.

Signed by
for and on behalf of    TOWARZYSTWO OBROTU NIERUCHOMOSCIAMI AGRO S.A.

Signed by
for and on behalf of    FUNDACJA NA RZECZ NAUKI POLSKIEJ

Signed by
for and on behalf of    PIONEER REAL ESTATE ADVISORS POLAND SPOLKA Z O.O.
                        I SPOLKA SPOLKA KOMANDYTOWA

Signed by
for and on behalf of    PREA, L.L.C.

Signed by
for and on behalf of    PIONEER POLSKI FUNDUSZ NIERUCHOMOSCI S.A.